Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 11, 2005, by and among Microvision, Inc., a Delaware corporation, with headquarters located at 19910 North Creek Parkway, Bothell, WA 98011 (the “Company”), and the undersigned buyers (each, a “Buyer”, and collectively, the “Buyers”).

WHEREAS:

A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Buyer senior secured exchangeable convertible notes of the Company (the “Notes”), which will, among other things, be exchangeable for up to an aggregate of 1,750,000 shares (subject to adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the date hereof) of the common stock, $.001 par value per share (the “Common Stock”, as exchanged, “Exchange Shares”), of Lumera Corporation, a Delaware corporation (“Lumera”).

B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights with respect to the Exchange Shares under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

a. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

b. “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

c. “Effective Date” means the date the Registration Statement has been declared effective by the SEC.

d. “Effectiveness Deadline” means the date which is 90 days after the Closing Date, or if there is a full review of the Registration Statement by the SEC, 120 days after the Closing Date.

e. “Filing Deadline” means 30 days after the Closing Date.

f. “Investor” means a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 6 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 6.

g. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

h. “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

i. “Registrable Securities” means (i) the Exchange Shares exchangeable pursuant to the terms of the Notes, and (ii) any share capital of Lumera issued or issuable with respect to the Exchange Shares as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exchange of the Notes.

j. “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

k. “Required Holders” means the holders of Notes representing at least a majority the Notes then outstanding; provided that Holders of the shares of Common Stock issued upon exchange of Notes shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was exchanged; and provided further, that Notes or shares of Common Stock which have been sold or otherwise transferred pursuant to the Registration Statement shall not be included in the calculation of Required Holders.

l. “Required Registration Amount” means the 1,750,000 Exchange Shares exchangeable pursuant to the terms of the Notes as of the trading day immediately preceding the applicable date of determination, subject to adjustment as provided in Section 2(e).

m. “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

n. “SEC” means the United States Securities and Exchange Commission.

2. Registration.

a. Mandatory Registration. The Registration Statement covering the resale of all of the Registrable Securities shall be prepared and, as soon as practicable but in no event later than the Filing Deadline, shall be filed with the SEC in accordance with the Registration Rights Agreement between the Company and Lumera, dated as of March 7, 2005 (the “Lumera Registration Rights Agreement”). The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount determined as of date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders or as required by applicable laws, rules and regulations) the “Selling Shareholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Registration Statement shall be declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.

b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

c. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the applicable Registration Statement shall be amended, or a new Registration Statement shall be filed (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. Such amendment and/or new Registration Statement shall become effective as soon as practicable following the filing thereof.

d. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after the Effective Date sales of all of the Registrable

Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period defined in Section 3) pursuant to such Registration Statement or otherwise (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, to register a sufficient number of shares of Common Stock, to timely remove any legends or to maintain the listing of the Common Stock on Eligible Market (as defined in the Notes)) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor’s Registrable Securities included in such Registration Statement on each of the following dates: (i) on the thirtieth day (pro rated for periods totaling less than thirty days) after the initial day of a Filing Failure and every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Filing Failure is cured; (ii) on the thirtieth day (pro rated for periods totaling less than thirty days) after the initial day of an Effectiveness Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Effectiveness Failure is cured; (iii) on the thirtieth day (pro rated for periods totaling less than thirty days) after the initial day of a Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(g) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

3. Allowable Grace Period

Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, Lumera may delay the disclosure of material, non-public information concerning Lumera the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of Lumera and its counsel, in the best interest of Lumera and, in the opinion of counsel to Lumera, otherwise required (a “Grace Period”); provided, that (i) the Investors are notified promptly in writing of the existence of material, non-public information giving rise to a Grace Period (but not the content of such material, non public information) and the date on which the Grace Period will begin, and (ii) the Investors are notified promptly in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed fifteen (15) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of thirty (30) days and the first day of any Grace Period must be at least two (2) trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice.

4. Expenses of Registration

The Company shall reimburse the Investors for the fees and disbursements of one legal counsel selected by the Required Holders (“Legal Counsel”), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders in connection with registration, filing or qualification pursuant to Sections 2 of this Agreement which amount shall be limited to $10,000.

5. Lumera Registration Rights Agreement

The Company possesses certain rights with respect to the Lumera Shares pursuant to the Lumera Registration Rights Agreement. The Company hereby agrees to use its best efforts to cause the Buyer to receive the full benefit of its rights under the Lumera Registration Rights Agreement.

6. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

7. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

8. Miscellaneous.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the

Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Microvision, Inc.

19910 North Creek Parkway

Bothell, Washington 98011

Telephone:     (425) 415-6847

Facsimile:       (425) 415-6795

Attention:      Thomas M. Walker, Esq.

With a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Telephone:     (617) 951-7000

Facsimile:      (617) 951-7050

Attention:      Joel F. Freedman, Esq.

If to Legal Counsel:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:     (212) 756-2000

Facsimile:      (212) 593-5955

Attention:      Eleazer N. Klein, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e. This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 6, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

m. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no provision of this Agreement is intended to confer any obligations on any Buyer vis-à-vis any other Buyer. Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

* * * * * *

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

MICROVISION, INC.

By:	/s/ Richard F. Rutkowski
	Name:	Richard F. Rutkowski
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

IROQUOIS CAPITAL, L.P.

By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Partner

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

SMITHFIELD FIDUCIARY, LLC

By:	/s/ Adam J. Chill
	Name:	Adam J. Chill
	Title:	Authorized Signatory

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

OMICRON MASTER TRUST
By: Omicron Capital L.P., as advisor
By: Omicron Capital Inc., its general partner

By:	/s/ Bruce Bernstein
	Name:	Bruce Bernstein
	Title:	Managing Partner

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

CRANSHIRE CAPITAL L.P.

By:	/s/ Mitchell Kopin
	Name:	Mitchell Kopin
	Title:	The General Partner

SCHEDULE OF BUYERS

Buyer	Buyer’s Address and Facsimile Number	Buyer’s Representative’s Address and Facsimile Number
Iroquois Capital, L.P.	Iroquois Capital, L.P. 641 Lexington Avenue, 26th Floor New York, NY 10022 Attention: Joshua Silverman Facsimile: (212) 207-3452 Telephone: (212) 974-3070 Residence:	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attn: Eleazer N. Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2000

Smithfield Fiduciary LLC

c/o Highbridge Capital Management, LLC

9 West 57th Street, 27th Floor

New York, New York 10019

Attention: Ari J. Storch

                  Adam J. Chill

Facsimile: (212) 751-0755

Telephone: (212) 287-4720

Residence: Cayman Islands

Omicron Master Trust	c/o Omicron Capital L.P. 153 E. 53rd Street 48th Floor New York, New York 10022 Attention: Olivier Morali Facsimile: (212) 508-7028 Telephone: (212) 508-7027 Residence: Bermuda

Cranshire Capital L.P.	c/o Downsview Capital, Inc. The General Partner 666 Dundee Road, Suite 1901 Northbrook, IL 60062 Attention: Mitchell D. Kopin Facsimile: (847) 562-9031 Telephone: (847) 562-9030 Residence: Illinois

EXHIBIT A

SELLING SHAREHOLDERS

The shares of Common Stock being offered by the selling shareholders are issuable upon exchange of the convertible notes. For additional information regarding the issuance of those convertible notes, see “Private Placement of Shares of Common Stock and Convertible Notes “ above. We are registering the shares of Common Stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling shareholders. The second column lists the number of shares of Common Stock beneficially owned by each selling shareholder, based on its ownership of the convertible notes, as of                 , 200  , assuming exchange of all convertible notes by the selling shareholders on that date, without regard to any limitations on conversions or exercise.

The third column lists the shares of Common Stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of registration rights agreements with the selling shareholders, this prospectus generally covers the resale of at least 130% of the number of shares of Common Stock issuable upon exchange of the convertible notes as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the exchange price of the convertible notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the convertible notes, a selling shareholder may not exchange the convertible notes to the extent such exchange would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such exchange, excluding for purposes of such determination shares of Common Stock issuable upon exchange which have not been exchanged. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
(1) Iroquois Capital, L.P.			0

(2) Smithfield Fiduciary LLC

(3) Omicron Master Trust

(4) Cranshire Capital L.P.

(1)	Joshua Silverman, a Partner in Iroquois Capital, L.P., has or shares voting and investment control of securities held by Iroquois Capital, L.P.

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(2)	Highbridge Capital Management, LLC (“Highbridge”), is the trading manager of Smithfield Fiduciary LLC (“Smithfield”) and consequently has voting control and investment discretion over the shares of Common Stock held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge and Messrs. Dubin and Swieca disclaims beneficial ownership of the shares held by Smithfield.

(3)	Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of March , 2005, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Omicron and Winchester.

(4)	Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P. has sole voting and investment control of securities held by Cranshire.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon exchange of the convertible notes to permit the resale of these shares of Common Stock by the holders of the convertible notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of Common Stock. [We] [Microvision, Inc.] will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling shareholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

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•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the convertible notes or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified

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for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

[We] [Microvision, Inc.] will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $[    ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

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